                                                                      Exhibit 20

Chase Bank, Trustee                    Determination Date:             04-Dec-00
Manufactured Housing Contracts         Remittance Date:                07-Dec-00
Senior/Subordinated Pass-Through
Certificates Series 2000C              For the Period Ended:           25-Nov-00
                                       Lock-Out Date:                     Sep-05

Information for Clauses (v) through (ap), Section 7.01 - GROUP I
                                                                      Class A ARM      Class A-1       Class A-2        Class A-3
 (v)   Class II A and Class II B Distribution Amounts                  384,057.03    2,156,172.49      307,500.00        213,916.67

 (w)   Formula Principal Distribution Amount
       (a) Scheduled Principal Due                                      44,567.36      389,027.30
       (b) Partial Prepayments Received                                  8,908.07      261,553.69
       (c) Principal Payments in Full (Scheduled Balance)              154,916.33    1,235,510.80
       (d) Liquidated Contract Scheduled Balance                             0.00
       (e) Section 3.05 Purchase Scheduled Balance                           0.00
       (f) Previously Undistributed Shortfalls in (a) through (e)            0.00
       (g) Accelerated Principal Payment                                     0.00
                                                                    -------------   -------------   -------------     -------------
 Total Principal Distribution                                          208,391.76    1,886,091.79            0.00              0.00

 (x)   Interest Distribution                                           175,665.27      270,080.70      307,500.00        213,916.67
       Unpaid Interest Shortfall                                             0.00            0.00            0.00              0.00
                                                                    -------------   -------------   -------------     -------------
 Total Interest Distribution                                           175,665.27      270,080.70      307,500.00        213,916.67

 (y)   Beginning Class I A and Class I B Principal Balance          30,243,662.40   48,085,584.78   50,000,000.00     34,000,000.00
       Less: Principal Distribution                                    208,391.76    1,886,091.79            0.00              0.00
                                                                    -------------   -------------   -------------     -------------
       Remaining Class A and Class B Principal Balance              30,035,270.64   46,199,492.99   50,000,000.00     34,000,000.00

 (z)   Fees Due Servicer
       Monthly Servicing Fee                                           267,679.84        (ac)         Pool Factor   Original Balance
       Section 8.06 Reimbursement Amount                                     0.00     Class A ARM      0.97271864     30,877,655.00
       Section 6.02 Reimbursement Amount                                30,983.17       Class A-1      0.83999078     55,000,000.00
       Reimburseable Fees                                                    0.00       Class A-2      1.00000000     50,000,000.00
                                                                    -------------       Class A-3      1.00000000     34,000,000.00
 Total Fees Due Servicer                                               298,663.01       Class A-4      1.00000000     44,398,000.00
                                                                                        Class A-5      1.00000000     11,889,000.00
                                                                                        Class M-1      1.00000000     10,581,000.00
                                                                                        Class B-1      1.00000000     10,581,000.00
                                                                                        Class B-2      1.00000000     17,194,404.00
Information for Clauses (v) through (ap), Section 7.01 - GROUP I
                                                                    Class A-4       Class A-5           Class M-1       Class B-1
 (v)   Class II A and Class II B Distribution Amounts                292,471.83       81,191.96           75,698.24       79,357.50

 (w)   Formula Principal Distribution Amount
       (a) Scheduled Principal Due
       (b) Partial Prepayments Received
       (c) Principal Payments in Full (Scheduled Balance)
       (d) Liquidated Contract Scheduled Balance
       (e) Section 3.05 Purchase Scheduled Balance
       (f) Previously Undistributed Shortfalls in (a) through (e)
       (g) Accelerated Principal Payment
                                                                  -------------   -------------       -------------   -------------
 Total Principal Distribution                                              0.00            0.00                0.00            0.00

 (x)   Interest Distribution                                         292,471.83       81,191.96           75,698.24       79,357.50
       Unpaid Interest Shortfall                                           0.00            0.00                0.00            0.00
                                                                  -------------   -------------       -------------   -------------
 Total Interest Distribution                                         292,471.83       81,191.96           75,698.24       79,357.50

 (y)   Beginning Class I A and Class I B Principal Balance        44,398,000.00   11,889,000.00       10,581,000.00   10,581,000.00
       Less: Principal Distribution                                        0.00            0.00                0.00            0.00
                                                                  -------------   -------------       -------------   -------------
       Remaining Class A and Class B Principal Balance            44,398,000.00   11,889,000.00       10,581,000.00   10,581,000.00

 (z)   Fees Due Servicer
       Monthly Servicing Fee                                              Rate          6.6200%   Libor
       Section 8.06 Reimbursement Amount                                6.9700%         0.3500%   Spread - Class A ARM
       Section 6.02 Reimbursement Amount                                6.7400%         0.1200%   Spread - Class A-1
       Reimburseable Fees                                               7.3800%
                                                                        7.5500%
 Total Fees Due Servicer                                                7.9050%
                                                                        8.1950%
                                                                        8.5850%
                                                                        9.0000%
                                                                        9.0000%
Information for Clauses (v) through (ap), Section 7.01 - GROUP I
                                                       Class B-2
 (v)   Class II A and Class II B Distribution Amounts  128,958.03

 (w)   Formula Principal Distribution Amount
       (a) Scheduled Principal Due
       (b) Partial Prepayments Received
       (c) Principal Payments in Full (Scheduled
           Balance)
       (d) Liquidated Contract Scheduled Balance
       (e) Section 3.05 Purchase Scheduled Balance
       (f) Previously Undistributed Shortfalls
           in (a) through (e)
       (g) Accelerated Principal Payment
                                                     ------------
 Total Principal Distribution                                0.00

 (x)   Interest Distribution                           128,958.03    1,624,840.20
       Unpaid Interest Shortfall                             0.00
                                                     ------------
 Total Interest Distribution                           128,958.03                 When
                                                                                    254,878,167.63
 (y)   Beginning Class I A and Class I B Principal
       Balance                                       7,194,404.00                 is less than
       Less: Principal Distribution                          0.00    2,094,483.55   264,521,059.00
                                                     ------------                        X
       Remaining Class A and Class B Principal
       Balance                                       7,194,404.00                             0.10
                                                                                     26,452,105.90

 (z)   Fees Due Servicer                                                          We can prepaid
       Monthly Servicing Fee                                                                 Rate
       Section 8.06 Reimbursement Amount                              Class A ARM          6.9700%   30,243,662     2,107,983  6.97%
                                                                    ---------------------------------------------------------
       Section 6.02 Reimbursement Amount                                Class A-1          6.7400%   48,085,585     3,240,968
       Reimburseable Fees                                               Class A-2          7.3800%   50,000,000     3,690,000
                                                                        Class A-3          7.5500%   34,000,000     2,567,000
 Total Fees Due Servicer                                                Class A-4          7.9050%   44,398,000     3,509,662
                                                                        Class A-5          8.1950%   11,889,000       974,304
                                                                        Class M-1          8.5850%   10,581,000       908,379
                                                                        Class B-1          9.0000%   10,581,000       952,290
                                                                        Class B-2          9.0000%   17,194,404     1,547,496
                                                                                                    -------------------------
                                                                                 Sub Fixed Only     226,728,989    17,390,099  7.67%
                                                                                 Total              256,972,651    19,498,082

Chase Bank, Trustee                    Determination Date:             04-Dec-00
Manufactured Housing Contracts         Remittance Date:                07-Dec-00
Senior/Subordinated Pass-Through
Certificates Series 2000C              For the Period Ended:           25-Nov-00
                                       Lock-Out Date:                     Sep-05

                                                                     Unpaid                                                Upaid
                                                         No. of     Principal       Delinquency as of           No. of    Principal
 (aa)  Delinquency as of the Due Period                 Contracts    Balance        Calendar Month End        Contracts    Balance
          31-59 Days Delinquent                            201       7,229,576    31-59 Days Delinquent          126      4,600,062
          60-89 Days Delinquent                            53        2,148,717    60-89 Days Delinquent          38       1,555,050
           90+ Days Delinquent                             32        1,433,201    90+ Days Delinquent            24       1,280,378

       3-Month Avg Thirty-Day Delinquency Ratio   2.63%                           3-Month Avg Thirty-Day
                                                                                    Delinquency Ratio                   1.68%
       3-Month Avg Sixty-Day Delinquency Ratio    0.92%                           3-Month Avg Sixty-Day
                                                                                    Delinquency Ratio                   0.78%

                                                                                       Acquisition Loss Amount
 (ab)  Section 3.05 Repurchases                                           0.00
                                                                                  Current Month Acquisition Loss Amount      20,611

 (ad)  Class R Distribution Amount                                  480,626.61    Cumulative Acquisition Loss Amount         20,611
       Reposession Profits                                                0.00

 (ae)  Principal Balance of Contracts in Repossession               411,478.06

 (af)  Aggregate Net Liquidation Losses                                   0.00

 (ag)  (x) Class B-2 Formula Distribution Amount                    128,958.03
       (y) Remaining Amount Available                               480,626.61
                                                                    ----------
       Amount of (x) over (y)                                             0.00

 (ah)  Class B-2 Liquidation Loss Amount                                  0.00

 (ai)  Guarantee Payment                                                  0.00

 (aj)  Unadvanced Shortfalls                                              0.00
                                                           No.  $
 (ak)  Units repossessed                                   6        204,897.88

 (al)  Principal Prepayments paid                                   163,824.40

 (am)  Scheduled Principal Payments                                  44,567.36

 (an)  Weighted Average Interest Rate                                    11.00%

Chase Bank, Trustee                    Determination Date:             04-Dec-00
Manufactured Housing Contracts         Remittance Date:                07-Dec-00
Senior/Subordinated Pass-Through
Certificates Series 2000C              For the Period Ended:           25-Nov-00
                                       Lock-Out Date:                     Sep-05

                      Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt                              4,314,482.90
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st                          157,216.28
(ii)  Monthly Advance made                                                                          0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                                          17,922.49
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                                       669.93
(v)   Principal due Holders                                                                         0.00
Less:
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                                              151,909.16
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                                          5,626.04
(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                                        0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                                          0.00
   (iii) Monthly Servicing Fee                                                                267,679.84
   (iv)  Reimburseable Liquidation Expenses                                                    30,983.17
   (v)   Section 6.04 (c) reimbursement                                                             0.00
   (vi)  Section 8.06 reimbursement                                                                 0.00
   (vii) Amounts not required to be deposited-SubServicer                                           0.00

Total Due Servicer                                                                            298,663.01

Available Distrubution Amount                                                               3,881,833.22
Available Distrubution Amount-SubServicer-21st                                                152,260.17

To Class A and B - Scheduled Principal and Interest                                         3,719,323.75

Monthly Excess Cashflow Class I                                                               480,626.61

Accelerated Principal Payment                                                                       0.00

Weighted Average Remaining Term (months)                                                          239.00

       Scheduled Balance Computation

       Prior Month Balance                                                                256,972,651.18

       Current Balance - Class A ARM                                   30,046,901.95
             Adv Principal - Class A ARM                                    1,973.23
             Del Principal - Class A ARM                                   13,604.54

       Current Balance - Fixed                                        224,921,746.34
             Adv Principal - Fixed                                         27,631.66
             Del Principal - Fixed                                        106,481.01

       Pool Scheduled Balance                                                             254,878,167.63

       Principal Payments in Full - Class A ARM                           154,916.33
       Partial Prepayments - Class A ARM                                    8,908.07

       Principal Payments in Full - Fixed                               1,235,510.80
       Partial Prepayments - Fixed                                        261,553.69

       Scheduled Principal - Class A ARM                                   44,567.36
       Scheduled Principal - Fixed                                        389,027.30

       Collateral Balance                                                                 254,968,648.29